Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-290950) of our report dated March 30, 2026 with respect to the consolidated financial statements of Solana Company for the year ended December 31, 2025 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ CBIZ CPAs P.C.
Philadelphia, PA
March 30, 2026